23


                       SEVERANCE AGREEMENT


           THIS AGREEMENT is made as of October 31, 1996 between Trans Leasing International, Inc., a Delaware corporation (the
"Company"), and Larry S. Grossman ("Executive").

          The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, to their assigned duties without distraction. In order to induce Executive to remain in the employ of the Company, this Agreement sets forth the severance benefits Executive shall receive in the event Executive's employment with the Company is terminated under the circumstances described herein.

           In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Definitions. For purposes of this Agreement, the following words and phrases shall have the following meanings:

           "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board (other than the failure to take any action that would constitute Good Reason),
(iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

           "Good Reason" shall mean, without the approval of Executive, (a) the assignment to Executive of duties inconsistent with Executive's positions, duties, responsibilities and status with the Company, a change in Executive's titles or offices, or any removal of Executive from or any failure to re-appoint Executive to any of such positions, except in connection with the termination of Executive's employment for Cause or as a result of Executive's resignation, death or permanent disability or incapacity (permanent disability or incapacity to be determined by the Board in its good faith judgment) or by Executive other than for Good Reason; (b) a reduction in Executive's base salary; or (c) the Company's requiring Executive to be based anywhere other than within 50 miles of Executive's present office location, except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations.

           "Subsidiaries" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

           2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through the third anniversary of the date hereof; provided that commencing on the third anniversary of the date hereof and on each subsequent anniversary during the term of this Agreement, the term of this Agreement shall automatically be extended for one additional year unless not later than three months prior to the next scheduled termination date, the Company shall have notified Executive in writing that it does not intend to extend this Agreement (the "Agreement Period").

           3. Termination. If during the Agreement Period, the Company shall terminate Executive's employment with the Company without Cause, other than as a result of Executive's resignation, death or permanent disability or incapacity (permanent disability or incapacity to be determined by the Board in its good faith judgment), or Executive shall terminate his employment with the Company for Good Reason, Executive shall be entitled to receive
(a) a severance payment, payable in cash in one lump sum within 30 days after the date of such termination, subject to customary withholding, in an amount equal to three times his annual base salary in effect prior to such termination and (b) outplacement services provided by an outplacement firm of Executive's choice (the cost of such services to be paid by the Company not to exceed 20% of Executive's base salary); provided, however, that if Section 280G of the Internal Revenue Code is applicable, in no event shall the amount of such severance benefits when taken together with all other amounts included in the calculation of "parachute payment" (as such term is used in Section 280G of the Internal Revenue Code) exceed 299.9% of Executive's "base amount" (as such term is used in Section 280G of the Internal Revenue
Code); and provided further that Executive will only be entitled to such severance benefits if he has not breached and does not breach the provisions of paragraphs 4, 5 and 6 hereof. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder. Notwithstanding anything in this Agreement to the contrary, the Company may terminate Executive's employment at any time, subject to providing the benefits specified herein.

           4. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Nothing herein shall prevent Executive from making (i) any disclosure that is required by applicable law or the order of a court of competent jurisdiction, or (ii) any disclosure, in good faith, to properly fulfill Executive's duties. Executive shall deliver to the Company at the termination of his employment with the Company, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

           5. Work Product. Executive acknowledges that all innovations, improvements, developments, methods, analyses, reports and all similar or related information which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether before or after the termination of Executive's employment with the Company) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          6.   Non-Compete, Non-Solicitation.

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the period of Executive's employment with the Company and for three years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

           (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the period Executive was employed with the Company except for a noncompetitive situation or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiar ies).

           7. Enforcement. If, at the time of enforcement of paragraphs 4, 5 or 6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 6 are reason able.

           8. Survival. Paragraphs 4 through 16 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Agreement Period.

            9.    Notices.   Any  notice  provided  for  in  this
Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:

          Larry S. Grossman
          1625 Tall Tree Lane
          Deerfield, IL  60015

          Notices to the Company:

          Trans Leasing International, Inc.
          3000 Dundee Road
          Northbrook, IL  60062
          Attention:  President

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

           10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

           11. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

          12.  No Strict Construction.  The language used in this
Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

           13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

            15. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

           16. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          IN WITNESS WHEREOF, the parties  hereto
have executed this Agreement as of the date first written above.


                              TRANS LEASING INTERNATIONAL, INC.



                              By   /s/ Michael J. Heyman
                              Its   President







                                /s/ Larry S. Grossman
                              LARRY S. GROSSMAN